As filed with the Securities and Exchange Commission on March 10, 2009
Registration No: 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
IMMERSION
CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	94-3180138
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

801 Fox Lane, San Jose, CA	95131
(Address of Principal Executive Offices)	(Zip Code)
1999 EMPLOYEE STOCK PURCHASE PLAN
2008 EMPLOYMENT INDUCEMENT AWARD PLAN
(Full Title of the Plan)
Clent Richardson
President and Chief Executive Officer
Immersion Corporation
801 Fox Lane
San Jose, CA 95131
(Name and Address of Agent For Service)
(408) 467-1900
(Telephone Number, Including Area Code, of Agent For Service)
Copies to:
Douglas N. Cogen
Jeffrey R. Vetter
FENWICK & WEST LLP
555 California Street
San Francisco, CA 94104
Telephone: (415) 875-2300
Facsimile: (415) 281-1350
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

			Proposed
	Amount	Proposed Maximum	Maximum	Amount of
Title of Securities	to be	Offering Price	Aggregate	Registration
to be Registered	Registered(1)	per Share(2)	Offering Price(3)	Fee
Common Stock, $0.001 par value per share, issuable pursuant to 1999 Employee Stock Purchase Plan	500,000(3)	$2.20(5)	$1,100,750(2)	$43.26
Common Stock, $0.001 par value per share, issuable pursuant to 2008 Employment Inducement Award Plan	1,200,000(4)	$2.59(5)	$3,108,000(2)	$122.14

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued under the 2008 Employment Inducement Award Plan and 1999 Employee Stock Purchase Plan in connection with any stock split, stock dividend or similar transaction.
(2)	Estimated solely for the purpose of computing the amount of registration fee in accordance with Rules 457(c) and (h) promulgated under the Securities Act based on the average of the high and low prices of Immersion Corporation’s (“Immersion”) common stock as reported on The Nasdaq Global Market on March 9, 2009.
(3)	Represents 500,000 additional shares of common automatically reserved for issuance upon the exercise of purchase rights that may be granted under Immersion’s 1999 Employee Stock Purchase Plan. Represents shares reserved on January 1 2009, for issuance upon the exercise of purchase rights that may be granted under the 1999 Employee Stock Purchase Plan. Shares issuable upon exercise of the options granted under the 1999 Employee Stock Purchase Plan were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on January 20, 2000 (Registration No. 333-94997).
(4)	Represents additional shares reserved on February 26, 2009 for issuance for awards that may be granted under the 2008 Employment Inducement Award Plan. Shares issuable upon exercise of the options granted under the 2008 Employment Inducement Award Plan were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on May 9, 2008 (Registration No. 333-150816).
(5)	Estimated pursuant to Rules 457(c) and (h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, and based on $2.59, the average of the high and low sales price reported on the NASDAQ Global Market on March 9, 2009. In the case of the 1999 Employee Stock Purchase Plan, this amount is multiplied by 85%, which amount is the percentage of the price per share applicable to purchases under the 1999 Employee Stock Purchase Plan.

SIGNATURES
INDEX TO EXHIBITS
EX-5.1
EX-23.1

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8
REGISTRATION OF ADDITIONAL SECURITIES
                This registration statement (the “Registration Statement”) hereby incorporates by reference the contents of each of Immersion’s earlier registration statements on Form S-8 (registration numbers 333-94997 and 333-150816) filed with the Commission on January 20, 2000 and May 9, 2008, respectively.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this March 10, 2009.

IMMERSION
By:	/s/ Stephen M. Ambler
Stephen M. Ambler
Chief Financial Officer

POWER OF ATTORNEY
          Each person whose signature appears below constitutes and appoints Clent Richardson and Stephen M. Ambler his or her true and lawful attorneys in fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the registration statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Victor Viegas Victor Viegas	Director	March 10, 2009

/s/ Clent Richardson Clent Richardson	Chief Executive Officer and Director (Principal Executive Officer)	March 10, 2009

/s/ Stephen M. Ambler Stephen M. Ambler	Chief Financial Officer (Principal Financial and Accounting Officer)	March 10, 2009

/s/ Anne DeGheest	Director	March 9, 2009
Anne DeGheest

/s/ John Hodgman John Hodgman	Director	March 10, 2009

/s/ Emily Liggett Emily Liggett	Director	March 10, 2009

/s/ Jack Saltich Jack Saltich	Chairman of the Board	March 10, 2009

/s/ Robert Van Naarden	Director	March 10, 2009
Robert Van Naarden

INDEX TO EXHIBITS

Incorporated by Reference
Exhibit					Filing	Filed
Number	Description of Exhibit	Form	File No.	Exhibit	Date	Herewith

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm					X

23.2	Consent of Fenwick & West LLP (filed as part of Exhibit 5.1)					X

24.1	Power of Attorney (see signature page)					X